EXHIBIT 10.3(d)(iii)
                                                            --------------------

                           COVANTA ENERGY CORPORATION
                         RESTRICTED STOCK UNIT PLAN FOR
                             NON-EMPLOYEE DIRECTORS
                    (as amended and restated on May 23, 2001)

                                  INTRODUCTION

The purpose of this Plan is to enhance the profitability and value of the Company for the benefit of its stockholders by enabling: (i) the Company to automatically grant Restricted Stock Units to Non-Employee Directors with respect to fifty percent (50%) of their Retainer Fees; (ii) the Company to automatically grant Common Stock to Non-Employee Directors with respect to 50% of their Meeting Fees and (iii) Non-Employee Directors to elect to receive Restricted Stock Units in lieu of Common Stock and cash with respect to the Retainer and Meeting Fees not automatically paid in Restricted Stock Units, thereby creating a means to raise the level of stock ownership by Non-Employee Directors in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company's stockholders. This Plan is an amendment and restatement of the Ogden Corporation Restricted Stock Plan for Non-Employee Directors, which was adopted on February 17, 2000, and any grants of restricted stock or other awards made prior to July 1, 2001 under such plan shall continue to be governed by the terms of such plan prior to this amendment and restatement.

                                    ARTICLE I
                                   DEFINITIONS

For purposes of this Plan, the following terms shall have the following meanings:

I.1    "BOARD" shall mean the Board of Directors of the Company.

I.2 "CAUSE" shall mean (with regard to a Non-Employee Director's Termination of Directorship) an act or failure to act that constitutes cause for removal of a director under applicable Delaware law.

I.3    "CHANGE IN CONTROL" shall have the meaning set forth in Article VII.

I.4    "CODE" shall mean the Internal Revenue Code of 1986, as amended.

I.5 "COMMON STOCK" shall mean the common stock, $.50 par value per share, of the Company.

I.6 "COMPANY" shall mean Covanta Energy Corporation and any successor by merger, consolidation or otherwise.

I.7 "DEFAULT PAYMENT DATE" shall mean the date specified in Article VI.5(a) of the Plan.

I.8 "DEFERRAL ACCOUNT" shall mean the account established and maintained by the Company pursuant to Article VI.3 of the Plan. Deferral Accounts shall be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company.

I.9 "DEFERRAL ELECTION" shall mean an election made to defer receipt of certain awards pursuant to Article VI of the Plan.

I.10 "DEFERRAL ELECTION FORM" shall mean a written election form submitted by the Non-Employee Director to make a Deferral Election, pursuant to Article VI.1 of the Plan.

I.11 "DISABILITY" shall mean the inability of the Non-Employee Director to perform his material duties as a director of the Company due to a physical or mental injury, infirmity or incapacity for one hundred eighty (180) consecutive days. The existence or nonexistence of a Disability shall be determined by a physician agreed upon in good faith by the Non-Employee Director and the Board.

I.12 "DIVIDEND EQUIVALENT" shall mean a right credited to a Non-Employee Director's Deferral Account pursuant to Article VI.4 of the Plan.

I.13 "EFFECTIVE DATE" shall mean February 17, 2000 with respect to any awards granted prior to July 1, 2001, or May 23, 2001 with respect to awards granted on or after July 1, 2001.

I.14 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

I.15 "FAIR MARKET VALUE" shall mean, on any date, (i) the closing price of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such date as reported on the Nasdaq Stock Market, Inc. or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Board. In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by a qualified appraiser selected by the Board. Notwithstanding anything herein to the contrary, the fair market value of a share of Common Stock on any date means the price for Common Stock set by the Board in good faith based on reasonable methods set forth under Section 422 of the Code and the regulations thereunder including, without limitation, a method utilizing the average prices of the Common Stock reported on the principal national securities exchange on which it is then traded on the Nasdaq Stock Market, Inc. during a reasonable period designated by the Board.

I.16 "MEETING FEE(S)" shall mean any fees to which a Non-Employee Director is entitled for attending Board meetings (including by telephonic means) or for attending the meetings of any Board committee (including by telephonic means) of which the Non-Employee Director is a member. Meeting Fees shall not include expense reimbursements, amounts realized upon the exercise of a stock option, restricted stock, RSUs or any other amounts paid to the Non-Employee Director.

I.17 "MODIFIED PAYMENT DATE" shall mean the date specified in Article VI.5(c) of the Plan.

I.18 "NON-EMPLOYEE DIRECTOR" shall mean any director of the Company who is not an employee of the Company or any of its subsidiaries.

I.19 "PAYMENT DATE" shall mean the date specified in Article VI.5(c) of the Plan.

I.20 "PLAN" shall mean the Covanta Energy Corporation RSU Plan for Non-Employee Directors (formerly known as the Ogden Corporation Restricted Stock Plan for Non-Employee Directors).

I.21 "PLAN YEAR" shall mean January 1, 2002 through December 31, 2002, and each fiscal year of the Company thereafter; provided, however, that the initial Plan Year with respect to awards made on or after July 1, 2001, shall begin on July 1, 2001 and shall end on December 31, 2001.

I.22 "QUARTERLY GRANT DATE" shall mean the date specified in Article V.2(b) of the Plan.

I.23 "RESTRICTED STOCK UNITS" or "RSUs" shall mean an award made to Non-Employee Directors under the Plan pursuant to Article V.

I.24 "RETAINER FEE(S)" shall mean the fee to which a Non-Employee Director is entitled for service on the Board as a director during a fiscal year of the Company. Retainer Fees shall not include expense reimbursements, amounts realized upon the exercise of a stock option, restricted stock, RSUs or any other amounts paid to the Non-Employee Director.

I.25 "RETAINER GRANT DATE" shall mean the date specified in Article V.2 of the Plan.

I.26 "RULE 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

I.27 "TERMINATION OF DIRECTORSHIP" shall mean that the Non-Employee Director has ceased to be a director (whether as a non-employee director or an employee director) of the Company.

I.28 "TRANSFER" or "TRANSFERRED" shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

                                   ARTICLE II
                                 ADMINISTRATION

II.1   THE BOARD. The Plan shall be administered and interpreted by the Board.

II.2 AWARDS OF RSUs. The Board shall have full authority to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan; to establish, amend and rescind rules for carrying out the Plan; to administer the Plan, subject to its provisions; to make grants under the Plan, subject to its provisions; to prescribe the form or forms of instruments evidencing awards of RSUs and any other instruments required under the Plan and to change such forms from time to time; and to make all other determinations and to take all such steps in connection with the Plan and the awards of RSUs as the Board, in its sole discretion, deems necessary or desirable, including the delegation of its administrative responsibilities.

II.3 GUIDELINES. The Board may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry this Plan into effect but only to the extent any such action would be permitted under the applicable provisions of Rule 16b-3. The Board may adopt special guidelines and provisions for persons who are residing in, or subject to, the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, this Plan is intended to comply with the applicable requirements of Rule 16b-3 and shall be limited, construed and interpreted in a manner so as to comply therewith.

II.4 DECISIONS FINAL. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company or the Board (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of all and each of them, as the case may be, and shall be final, binding and conclusive on the Company and Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

II.5   DESIGNATION OF CONSULTANTS/LIABILITY.

              (a) The Board may designate employees of the Company and professional advisors to assist the Board in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Board.

              (b) The Company or the Board may consult with and employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan (who may be legal counsel, a consultant or agent of the Company) and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Board, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any award of RSUs granted under it. To the maximum extent permitted by applicable law and the Certificate of Incorporation and By-Laws of the Company, and to the extent not covered by insurance, each officer and member or former member of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer's, member's or former member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or members or former officers, directors or members may have under applicable law or under the Certificate of Incorporation or By-Laws of the Company. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to awards of RSUs granted to him under this Plan.

                                   ARTICLE III
                           SHARE AND OTHER LIMITATIONS

III.1 SHARES TO BE DELIVERED. Shares to be issued under the Plan shall be made available only from issued shares of Common Stock reacquired by the Company and held in treasury. The aggregate number of shares of Common Stock which may be issued under this Plan (including any shares issued under the Plan prior to the May 23, 2001 amendment and restatement) shall not exceed 160,000 shares (subject to any increase or decrease pursuant to Article III.2). Notwithstanding the foregoing, if (i) any shares underlying RSUs awarded under this Plan to a Non-Employee Director or (ii) any shares of restricted stock granted to a Non-Employee Director are forfeited for any reason, the number of forfeited shares underlying such RSUs or the restricted stock shall again be available for purposes of granting awards of RSUs under the Plan.


III.2  ADJUSTMENTS UPON CERTAIN EVENTS.

              (a) Adjustments. The existence of the Plan and any award of RSUs granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock, the dissolution or liquidation of the Company, any sale or transfer of all or part of the assets or business of the Company, or any other corporate act or proceeding.

              (b) Capital Structure. In the event of (i) any such change in the capital structure or business of the Company by reason of any stock dividend or distribution, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, spin-off, split-up, combination or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, sale or transfer of all or part of its assets or business, reclassification of its capital stock, or any similar change affecting the Company's capital structure or business and (ii) the Board determines an adjustment is appropriate under the Plan, then the aggregate number and kind of shares which thereafter may be issued under this Plan shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Non-Employee Directors under this Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Board shall be binding and conclusive on the Company and all Non-Employee Directors and their respective heirs, executors, administrators, successors and assigns.

              (c) Fractional Shares. Fractional shares resulting from adjustment pursuant to Article III.2(a) and (b) shall rounded to the nearest three decimal places.

                                   ARTICLE IV
                                   ELIGIBILITY

      Awards may be granted under this Plan only to Non-Employee Directors.

                                    ARTICLE V
                              AWARDS UNDER THE PLAN

V.1    GENERAL. In addition to the Retainer and Meeting Fees discussed in this
Article V, the Board shall have the discretion to grant RSUs from time to time as it deems appropriate. For purposes of this Plan, each RSU represents the right to receive one share of Common Stock pursuant to the terms and conditions set forth in this Plan, unless otherwise provided in an individual Restricted Stock Unit award agreement.

V.2 RETAINER FEES. Non-Employee Directors are entitled to receive a Retainer Fee, half of which is paid on the Retainer Grant Date, the other half of which is paid in four equal installments on the Quarterly Grant Dates, as described below.

              (a) Retainer Fee Paid on Retainer Grant Date. Fifty percent (50%) of the Non-Employee Director's total Retainer Fee shall be paid in the form of RSUs on the first Board meeting of the Company's fiscal year (the "Retainer Grant Date"). The number of RSUs to which the Non-Employee Director will be entitled on the Retainer Grant Date will be equal to 50% of the total Retainer Fee divided by the Fair Market Value of the Common Stock on the Retainer Grant Date, with fractional RSUs being rounded to the nearest three decimal places. These RSUs shall vest on the earliest to occur of the following events: (i) the first anniversary of the applicable Retainer Grant Date; (ii) a Non-Employee Director's attainment of age seventy-two (72); (iii) a Non-Employee Director's Disability; or (iv) a Non-Employee Director's death. Prior to the lapse of the vesting period, the Non-Employee Director shall have no rights as a shareholder with respect to RSUs, and such RSUs may not be Transferred. Unless the Board decides to take specific action at grant with respect to RSUs (provided that it is consistent with the Plan's terms), any grant to a Non-Employee Director of RSUs described in this Article V.2(a) shall be automatic without further action by the Board or the stockholders of the Company. Unless a Deferral Election is made with respect to the RSUs granted in this Article V.2(a), once the RSUs have vested, the Non-Employee Director shall receive certificates for whole shares of Common Stock for each RSU, with any fractional shares being paid in cash based on the then Fair Market Value of the Common Stock. Unless otherwise determined by the Board at grant or thereafter, upon a Non-Employee Director's Termination of Directorship for any reason (other than death or Disability), all RSUs that have not yet vested shall be forfeited. Upon a Non-Employee Director's Termination of Directorship by the Company for Cause, all unvested RSUs shall be forfeited.

              (b) Retainer Fees Paid on Quarterly Grant Dates. The remaining fifty percent (50%) of the total Retainer Fee shall be paid in four equal installments on the last day of each calendar quarter (the "Quarterly Grant Date") either in cash, or the case of a Deferral Election, in RSUs. If the Non-Employee Director makes a Deferral Election to receive RSUs in lieu of cash, the number of RSUs to which the Non-Employee Director will be entitled on the applicable Quarterly Grant Date will be equal to twelve and one-half percent (12.5%) of the total Retainer Fee divided by the Fair Market Value of the Common Stock on such date, with fractional RSUs being rounded to the nearest three decimal places. These RSUs shall be immediately vested.

V.3. MEETING FEES. Non-Employee Directors shall be granted Meeting Fees four times in each Plan Year (two times, in the initial Plan Year), which shall be paid on the Quarterly Grant Dates.

              (a) Meeting Fees Required to be Paid in Common Stock or RSUs. Fifty percent (50%) of the Meeting Fees will be paid in Common Stock or, in the case of a Deferral Election, in RSUs. The number of shares of Common Stock or RSUs, as applicable, to which the Non-Employee Director will be entitled on each Quarterly Grant Date will be equal to 50% of the Meeting Fees for the applicable quarter then ending, divided by the Fair Market Value of the Common Stock on the applicable Quarterly Grant Date, with fractional shares of Common Stock or RSUs being rounded to the nearest three decimal places. If a Deferral Election has been made, these RSUs shall be immediately vested. Unless the Board decides to take specific action at grant with respect to Common Stock or RSUs (provided that it is consistent with the Plan's terms), any grant to a Non-Employee Director of Common Stock or RSUs described in this Article V.3(a) shall be automatic without further action by the Board or the stockholders of the Company.

              (b) Meeting Fees Paid in Cash or RSUs. The remaining 50% of the Meeting Fees will be paid either in cash, or in the case of a Deferral Election, in a number of RSUs calculated in accordance with Article V.3(a) above, which shall also be immediately vested.

V.4 SPECIAL RULE FOR CHAIRMAN OF THE BOARD. Notwithstanding anything in this Plan to the contrary, the Chairman of the Board of the Company shall receive his Retainer Fee in four equal installments on each Quarterly Grant Date. Unless otherwise provided by the Board, the Chairman of the Board shall not be entitled to any awards that are attributable to Meeting Fees. Fifty percent (50%) of the Chairman's Retainer Fee shall be paid in Common Stock or, in the case of a Deferral Election, in RSUs, with the Chairman receiving a number of shares of Common Stock or RSUs, as applicable, in each Quarterly Grant Date equal to twelve and one-half percent (12.5%) of his total Retainer Fee divided by the Fair Market Value of the Common Stock on the applicable Quarterly Grant Date. Unless the Board decides to take specific action at grant with respect to Common Stock or RSUs (provided that it is consistent with the Plan's terms), any grant to the Chairman of the Board of the Common Stock or RSUs described above shall be automatic without further action by the Board or the stockholders of the Company. The remaining 50% of the Chairman's Retainer Fee shall be paid in cash, or in the case of a Deferral Election, in a number of RSUs calculated in accordance with this Article V.4, in lieu of cash. All RSUs granted pursuant to this Article V.4 shall be immediately vested.

V.5 SPECIAL RULE FOR PARTIAL YEAR OF SERVICE. If a Non-Employee Director commences service for the Company in the middle of a fiscal year, he shall be entitled to a pro-rata share of the annual Retainer Fee for the number of full months remaining in the fiscal year, and Meeting Fees for the remaining Quarterly Grant Dates in the fiscal year. The pro-rata RSUs attributable to the Retainer Fee shall be granted on the date the Non-Employee Director commences service with the Company based on the Fair Market Value on such date, and shall vest on the first anniversary of the grant date. The remainder of the pro-rata Retainer Fee shall be paid in equal installments on each of the Quarterly Grant Dates remaining in the fiscal year. Except as provided in this Article V.5, all pro-rata fees shall be governed by the terms and conditions in this Plan.

                                   ARTICLE VI
                               DEFERRAL OF AWARDS

VI.1 DEFERRAL ELECTION. On or before the December 31 preceding the Plan Year in which the Non-Employee Director earns the Retainer Fee and Meeting Fees for such Plan Year, the Non-Employee Director may make an election to defer receipt subject to this Article VI (a "Deferral Election"), of certain types of awards made pursuant to the plan, as follows:

              (a) The Non-Employee Director may make a Deferral Election so that the RSUs granted pursuant to Article V.2(a) that would normally be paid to the Non-Employee Director in shares of Common Stock on the anniversary of the applicable Retainer Grant Date shall instead be placed in a Deferral Account, and settled in Common Stock on the Payment Date.

              (b) The Non-Employee Director may make a Deferral Election to have the portion of the fees that would normally be paid in cash pursuant to Article V.2(b) or Article V.3(b) to instead be paid in RSUs, which shall be placed in a Deferral Account and settled in Common Stock on the Payment Date.

              (c) The Non-Employee Director may make a Deferral Election to have the portion of the Meeting Fee that would normally be paid in Common Stock pursuant to Article V.3(a) to instead be paid in RSUs, which shall be placed in a Deferral Account and settled in Common Stock on the Payment Date.

              (d) The Chairman of the Board may make a Deferral Election to receive RSUs in lieu of the Common Stock or cash that would normally be paid pursuant to Article V.4, which shall instead be placed in a Deferral Account and settled in Common Stock on the Payment Date.

The Company will provide a form of election that will permit a Non-Employee Director to make appropriate elections (the "Deferral Election Form"). Deferral Elections shall be deemed continuing, and therefore applicable to Plan Years after the first Plan Year covered by the election, until the election is modified or superseded by the Non-Employee Director; however, Deferral Elections shall become irrevocable at the commencement of the Plan Year to which an election relates. Under no circumstances may a Non-Employee Director defer receipt of Common Stock or cash under this Plan if, at the time of the attempted deferral, such director has a legally enforceable right to current receipt of such an award. Prior to the Payment Date, the Non-Employee Director shall have no rights as a shareholder with respect to any Common Stock (except as provided in Article VI.4), and RSUs may not be Transferred prior to the Payment Date.

VI.2 SPECIAL RULE FOR INITIAL PLAN YEAR. Notwithstanding the foregoing, in the initial Plan Year, a Non-Employee Director may make a Deferral Election with respect to awards to be received for the last two calendar quarters of 2001, provided that such election is made on or before June 30, 2001.

VI.3 DEFERRAL ACCOUNT. If the Non-Employee Director makes a Deferral Election, the Company will establish a Deferral Account on behalf of the Non-Employee Director. RSUs will be credited to the Deferral Account as of the date on which the cash or Common Stock would have been paid to the Non-Employee Director but for the Deferral Election. Any fractional RSUs shall be rounded to the nearest three decimal places.

VI.4 DIVIDEND EQUIVALENTS. Dividend Equivalents will be credited to the Non-Employee Director's Deferral Account with respect to RSUs as follows:

              (a) Cash and Non-Share Dividends. If the Company declares and pays a dividend on Common Stock in the form of cash or property other than shares of Common Stock, then a number of additional RSUs shall be credited to a Non-Employee Director's Deferral Account as of the payment date for such dividend equal to (i) the number of RSUs credited to the Deferral Account as of the record date for such dividend, multiplied by (ii) the amount of cash plus the Fair Market Value of any property other than shares actually paid as a dividend on each share at such payment date, divided by (iii) the Fair Market Value of a share of Common Stock at such payment date, with any fractional shares being rounded to the nearest three decimal places.

              (b) Share Dividends and Splits. If the Company declares and pays a dividend on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then a number of additional RSUs shall be credited to the Non-Employee Director's Deferral Account as of the payment date for such dividend or forward stock split equal to (i) the number of RSUs credited to the Deferral Account as of the record date for such dividend or split multiplied by (ii) the number of additional shares actually paid as a dividend or issued in such split in respect of each share of Common Stock, with any fractional shares being rounded to the nearest three decimal places.

VI.5   PAYMENT DATE.

              (a) General Rule. Except as otherwise permitted herein and so indicated in writing in the Deferral Election Form, the Non-Employee Director's Deferral Account will be settled in a lump sum on the first day of the calendar quarter following the calendar quarter of the Termination of Directorship (the "Default Payment Date").

              (b) Election to Receive Annual Installments. In the Deferral Election Form, the Non-Employee Director may elect to have the Deferral Account settled in up to ten (10) annual installments beginning on the Payment Date, rather than in a lump-sum payment, provided that any such election made pursuant to this Article VI.5 is made at least one year prior to the Payment Date.

              (c) Election to Modify Payment Date. A Non-Employee Director may choose to have his Deferral Account settled on a date earlier than the Default Payment Date at any time (the new date referred to herein as the "Modified Payment Date") by so indicating in a Deferral Election Form, provided that such an election is made at least one year prior to the earlier of the Default Payment Date or, if applicable, any previously elected Modified Payment Date, and subject to any other requirements as may be specified by the Company. The foregoing notwithstanding, the Board may disapprove or limit elections under this Article VI.5(c) in order to ensure that the Non-Employee Director will not be deemed to have constructively received compensation in respect of his Deferral Account prior to payment. As used in this Plan, the term "Payment Date" shall refer to either the Default Payment Date or the Modified Payment Date, as applicable.

VI.6 PAYMENT OF DEFERRAL ACCOUNTS. The Company will settle a Non-Employee Director's Deferral Account by making one or more distributions to the Non-Employee Director (or his beneficiary, following such Non-Employee Director's death) at the time or times, in a lump sum or installments, pursuant to the Deferral Election Form and Article VI.5 of the Plan; provided, however, that a Deferral Account will be settled at times earlier than those specified in such Deferral Election Form in accordance with Article VI.6(b) and (c), and
Article VII.1(b).

              (a) Form of Distribution. Distributions in respect of a Non-Employee Director's Deferral Account shall be made only in shares of Common Stock, with any fractional shares being paid in cash. Shares may be delivered in certificate form to a Non-Employee Director (or his beneficiary) or to a nominee for the account of the Non-Employee Director (or his beneficiary), or in such other manner as the Board may determine.

              (b) Death. If a Non-Employee Director ceases to serve as a director due to death or dies prior to distribution of all amounts from his Deferral Account, the Company shall make a single lump-sum distribution to the Non-Employee Director's beneficiary. Any such distribution shall be made as soon as practicable following notification to the Company of the Non-Employee Director's death.

              (c) Financial Emergency and Other Payments. Other provisions of the Plan notwithstanding, if, upon the written application of a Non-Employee Director, the Board determines that the Non-Employee Director has a financial emergency of such a substantial nature and beyond the Non-Employee Director's control that payment of amounts previously deferred under the Plan is warranted, the Board may direct the payment to the Non-Employee Director of all or a portion of the balance of a Deferral Account and the time and manner of such payment.

                                   ARTICLE VII
                          CHANGE IN CONTROL PROVISIONS

VII.1 BENEFITS. Notwithstanding anything in this Plan to the contrary, upon the occurrence of a Change in Control of the Company:

              (a) the vesting requirements with respect to any RSUs granted to a Non-Employee Director prior to the Change in Control shall lapse as if the RSUs had vested upon such Change in Control;

              (b) payments of any Deferral Account (including a Deferral Account with respect to which one or more installment payments have previously been made) shall be made within fifteen (15) business days of the Change in Control; and

              (c) with respect to cash or Common Stock granted on Quarterly Grant Dates, any cash or Common Stock that would otherwise be made on the last day of the calendar quarter in which the Change in Control occurs shall be made as of the date of the Change in Control, utilizing the Fair Market Value of the Common Stock on the date of the Change in Control to determine the number of shares of Common Stock to be granted.

VII.2 CHANGE IN CONTROL. A "Change in Control" shall be deemed to have occurred upon:

              (a) the acquisition by any person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of either (i) the then outstanding shares of Common Stock of the Company or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors, provided that the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if following such reorganization, merger or consolidation the conditions described in clause (iii) of paragraph
(c) below are met;

              (b) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

              (c) the stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, limited liability entity or similar person, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

                                  ARTICLE VIII
                      TERMINATION OR AMENDMENT OF THE PLAN

VIII.1 Notwithstanding any other provision of this Plan, the Board may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Non-Employee Director with respect to an award of RSUs granted, or with respect to amounts credited to Deferral Accounts, prior to such amendment, suspension or termination, may not be impaired without the consent of such Non-Employee Director.

VIII.2 The Board may amend the terms of any award of RSUs theretofore granted, prospectively or retroactively, but, subject to Article III above or as otherwise specifically provided herein, no such amendment or other action by the Board shall impair the rights of any holder without the holder's consent.

                                   ARTICLE IX
                                  UNFUNDED PLAN

       This Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments as to which a Non-Employee Director has a fixed and vested interest but which are not yet made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company.

                                    ARTICLE X
                               GENERAL PROVISIONS

X.1 CERTIFICATES. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or any national securities association system upon whose system the Common Stock is then quoted, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

X.2 OTHER PLANS. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

X.3 NO RIGHT TO DIRECTORSHIP. Neither this Plan nor the grant of any award of RSUs hereunder shall impose any obligation on the Company to retain any Non-Employee Director as a director nor shall it impose on the part of any Non-Employee Director any obligation to remain as a director of the Company.

X.4 WITHHOLDING OF TAXES. The Company shall have the right to deduct from any payment to be made to a Non-Employee Director, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Non-Employee Director of, any federal, state or local taxes required by law to be withheld. The Board may permit any such statutory withholding obligation with regard to any Non-Employee Director to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Non-Employee Director.

X.5    LISTING AND OTHER CONDITIONS.

              (a) As long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an award of a RSU shall be conditioned upon such shares being listed on such exchange or system. The Company shall have no obligation to issue such shares unless and until such shares are so listed.

              (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an award of a RSU is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock or awards of RSUs.

              (c) Upon termination of any period of suspension under this
Article X.5, any award of RSUs affected by such suspension that shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares that would otherwise have become available during the period of such suspension.

X.6 GOVERNING LAW. This Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

X.7 CONSTRUCTION. Wherever any words are used in this Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

X.8 OTHER BENEFITS. No award of RSUs or Common Stock under this Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

X.9 COSTS. The Company shall bear all expenses included in administering this Plan, including expenses of issuing Common Stock pursuant to any award of RSUs hereunder.

X.10 NO RIGHT TO SAME BENEFITS. The provisions of an award of RSUs need not be the same with respect to each Non-Employee Director, and such awards of RSUs to individual Non-Employee Directors need not be the same in subsequent years.

X.11 SECTION 16(b) OF THE EXCHANGE ACT. All transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock, including, without limitation, the grant of RSUs and any withholding of shares of Common Stock by the Company to satisfy required withholding are intended to comply with all exemptive conditions under Rule 16b-3. The Board may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

X.12 SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

X.13 HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

                                   ARTICLE XI
                                  TERM OF PLAN

No award of RSUs shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards of RSUs granted prior to such tenth anniversary may extend beyond that date.